UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2013

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 17, 2013, Trinity Industries, Inc.'s subsidiary, Trinity Industries Leasing Company; Trinity Rail Leasing Warehouse Trust; Credit Suisse AG, New York Branch, as Agent for the Lenders; the Lenders; and Wilmington Trust Company, as Collateral Agent and Depositary, entered into the Third Amended and Restated Warehouse Loan Agreement relating to the Warehouse Loan Agreement dated as of June 27, 2002 (the “Third Restatement”). The Third Restatement extends the availability period of this facility through June 15, 2015. It was previously set to mature on August 5, 2013.

A copy of the Third Restatement is attached as Exhibit 10.1 and is incorporated by reference. The description of the Third Restatement contained herein does not purport to be complete and is qualified in its entirety by the full text of the exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See “Item 1.01 - Entry into a Material Definitive Agreement.”

Item 9.01 Financial Statements and Exhibits.

The following is filed as an exhibit to this Report:

10.1 Third Amended and Restated Warehouse Loan Agreement dated as of June 17, 2013, among Trinity Industries Leasing Company, Trinity Rail Leasing Warehouse Trust, the banks and other lending institutions from time to time party thereto, Credit Suisse AG, New York Branch, as Agent, and Wilmington Trust Company, as Collateral Agent and Depositary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

	By:	/s/ James E. Perry
June 21, 2013		Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer